Exhibit 99.1


                         Cardinal Financial Corporation
               Proxy Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints ____________________ and ____________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of Cardinal Financial Corporation, a Virginia corporation (the "Company"), to be held at ________________________________________, on ________ __, 2000 at __:00 _.m.,
local time, or any adjournments thereof, for the following purposes:

         1. To approve the issuance of shares of the Company's preferred stock to the shareholders of Heritage Bancorp, Inc. ("Heritage") in connection with the Amended and Restated Agreement and Plan of Reorganization dated as of June __, 2000 by and between Heritage, Cardinal Merger Corp. and the Company, and a related Plan of Merger, which provides for Heritage to be merged with and into Cardinal Merger Corp. The Reorganization Agreement is enclosed with the accompanying Joint Proxy Statement/Prospectus as Appendix A.


                      [ ] FOR              [ ] AGAINST            [ ] ABSTAIN


         2. To elect as directors the three persons listed as nominees below.

                  [ ]  FOR nominees listed below              [ ] WITHHOLD AUTHORITY to
                       (except as written on the line below)      vote for all nominees listed below

                    For Term Expiring in          For Term Expiring in         For Term Expiring in
                            2001                          2002                         2003
                      Harold E. Lieding              Kevin B. Tighe             George P. Shafran

                  (INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.)

                  ______________________________________________________________

         3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ALL NOMINEES LISTED IN ITEM 2.


___________________________________          ___________________________________
            Printed Name                                  Signature


                                             ___________________________________
                                                          Signature

                                             Dated:   ___/___/00

                                             (If signing as Attorney,
                                             Administrator, Executor, Guardian
                                             or Trustee, please add your title
                                             as such.)


                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY